Exhibit 1.1

MODERN MINING TECHNOLOGY CORP.

UP TO 7,058,823 COMMON SHARES

SELLING AGENCY AGREEMENT

March 19, 2026

Digital Offering, LLC
1461 Glenneyre Street, Suite D
Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Modern Mining technology Corp., a company organized under the laws of the Province of British Columbia, Canada (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell up to a maximum of 7,058,823 common shares, without par value (the “Common Shares”), to investors (each, an “Investor,” and, collectively, the “Investors”), at a purchase price of $4.25 per share (the “Purchase Price”), in an offering (the “Offering”) exempt from registration pursuant to Tier II of Regulation A (“Regulation A”) as promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by the U.S. Securities and Exchange Commission (the “Commission”) and the other applicable rules, orders and regulations of the Commission (collectively referred to as the “Rules and Regulations”) and under the various state securities laws through Digital Offering LLC (the “Selling Agent”), acting on a best efforts basis only, in connection with such sales. The Comon Shares to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with the Selling Agent concerning the offering, purchase, and sale of the Shares as follows:

1.	Agreement to Act as Selling Agent.

(a) Best Efforts Basis. On the basis of the representations, warranties, and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act on a best efforts basis only in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.

(b) Selling Agent’s Commissions. The Company will pay to the Selling Agent a cash commission equal to 7.0% of the gross offering proceeds received by the Company from the sale of the Shares (the “Cash Fee”), which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion (subject to Section 1(c)).

(c) Selling Agent’s Warrants. The Company hereby agrees to issue to the Selling Agent (and/or its designees) a warrant to purchase a number of Common Shares equal to 2.50% of the total number of Shares sold in the Offering on the Closing Date for the Shares (“Selling Agent’s Warrant”). The Selling Agent’s Warrant agreement, in the form attached hereto as Exhibit A (the “Selling Agent’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on the date of issuance and expiring on the five-year anniversary of the date of commencement of sales in the Offering, at an initial exercise price of $5.3125 per share, which is equal to 125% of the Purchase Price of the Shares. The Selling Agent’s Warrant shall not be redeemable. The Selling Agent’s Warrant and the Common Shares underlying the Selling Agent’s Warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Selling Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Warrants or the Common Shares underlying the Selling Agent’s Warrants (such shares, the “Warrant Shares”), nor will the Selling Agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Warrants or the underlying shares for a period of 180 days from commencement of sales in the Offering, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any selected dealer participating in the offering and their officers, partners or registered representatives if the Selling Agent’s Warrant or the Warrant Shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agent’s Warrant will provide for adjustment in the number and price of such warrants (and the Common Shares underlying such warrants) to prevent dilution in the event of a stock dividend, stock split or other reclassification of the Common Shares and certain registration rights

(d) Selected Dealer Agreements. The Selling Agent shall have the right to enter into selected dealer agreements (collectively, the “Selected Dealer Agreements” and each, a “Selected Dealer Agreement”), with other broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case after good faith consultation with the Company regarding such proposed dealer (each dealer being referred to herein as a “Dealer,” and said dealers being collectively referred to herein as the “Dealers”). The Cash Fee shall otherwise be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent.

2.	Delivery and Payment.

(a) On or after the date of this Agreement, the Company, the Selling Agent and Enterprise Bank & Trust (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for Investors that participate in the Offering (the “Escrow Account”).

(b) Prior to the Closing Date (as hereinafter defined) of the Offering: (i) each applicable Investor will execute and deliver to the Company, pursuant to the instructions provided in the Offering Statement, and the Company will make available to the Selling Agent and the Escrow Agent copies of, a subscription agreement substantially in the forms included as an exhibit to the Offering Statement (each, a “Subscription Agreement”); (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the Purchase Price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the Escrow Account.

(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with a participating Dealer may subscribe for Shares pursuant to the procedures in Section 2(b) without depositing funds with the Escrow Agent; provided that each such Investor maintains sufficient funds in their account with such participating Dealer. At the Closing (as hereinafter defined), any amounts subscribed for and Shares delivered will be settled broker-to-broker and credited to the Company’s account.

(d) If the Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on any date on or before March 19, 2027, or at such other time on such other date thereafter as may be agreed upon by the Company and the Selling Agent (such date, the “Closing Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement. and the Company shall deliver the Shares purchased by the Investors to the Investors on the Closing Date, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equity Stock Transfer, LLC (the “Transfer Agent”). The closing of the Offering (the “Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the Closing Date.

(e) The Company reserves the right in its sole discretion to reject any Subscription Agreement in whole or in part. It is understood that no sale of Shares shall be regarded as effective unless and until accepted by the Company. If the Company, in its sole discretion, determines that the Offering will not proceed with respect to one or more Investors, then the Escrow Agent will promptly return the funds to such Investors without interest.

3.	Offering Statement.

(a) The Company has filed with the Commission an offering statement on Form 1-A (File No. 024-12671) (as amended as of the Qualification Date (as defined below), and including all exhibits thereto, the “Offering Statement”) relating to the Shares pursuant to Regulation A.

(b) As used in this Agreement:

(1) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) “Preliminary Offering Circular” means the preliminary offering circular relating to the Shares included in the Offering Statement at the time of qualification on the Qualification Date;

(4) “Qualification Date” means the date as of which the Offering Statement was qualified with the Commission pursuant to Regulation A, the Securities Act and the related Rules and Regulations; and

(5) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

4. Representations and Warranties of the Company. The Company hereby represents and warrants and covenants to the Selling Agent that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 4, as of such other date as may be expressly set forth therein):

(a) The Offering Statement has been filed with the Commission in accordance with Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of Regulation A.

(c) The Offering Statement, as of the date hereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Offering Statement made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(d) The Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Preliminary Offering Circular made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(e) The Final Offering Circular will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Final Offering Circular made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(f) The Company is duly organized and validly existing as a corporation in good standing under the laws of the Province of British Columbia, Canada. The Company (i) has all corporate power and authority to conduct its business as presently conducted and as described in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and (ii) is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case of clauses (i) and (ii), where the failure to have such power or be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g) The Company has one wholly-owned U.S. subsidiary, Modern Mining Technology Corp., which was formed under the laws of the State of Delaware on August 8, 2017 under the name “Evotus Inc.” It subsequently changed its name to “Urban Mining International Inc.” and ultimately, “Modern Mining Technology Corp.”

(h) The Company’s principal place of business is in Canada. The Company is not a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to merge with or acquire an unidentified company or companies. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular, will not be registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not, and has not been, subject to an order by the Commission pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act. None of (i) the Company, (ii) any predecessor of the Company, (iii) any “affiliated issuer” (as defined in Rule 261(a) of the Rules and Regulations) of the Company, (iv) any director, executive officer, other officer participating in the Offering, general partner, or managing member of the Company, (v) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or (vi) any promoter connected with the Company in any capacity at the time of filing, any offer after qualification, or such sale is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(i) The Company has full legal right, power, and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and the Escrow Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(j) The issuance and sale of the Shares, the Selling Agent’s Warrant and the Warrant Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement or the Selling Agent’s Warrant Agreement, respectively, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The holders of the Shares or the Warrant Shares will not be subject to personal liability by reason of being such holders. The Shares and the Warrant Shares, when issued, will conform to their description thereof set forth in the Final Offering Circular in all material respects. The Company has sufficient authorized Common Shares for the issuance of the maximum number of Shares and Warrant Shares issuable pursuant to the Offering as described in the Final Offering Circular. The terms of the Shares, when issued, will conform in all material respects to the description thereof contained in the section entitled “Description of Capital and Articles of Incorporation” in the Final Offering Circular.

(k) Except as set forth herein or in the Final Offering Circular or as otherwise contemplated by this Agreement (including other Dealers pursuant to Selected Dealer Agreements), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank, or other person with respect to the Offering.

(l) The Company confirms that if it decides to utilize Testing-the-Waters Communications it will authorize management of the Company and the Selling Agent to act on its behalf in undertaking Testing-the-Waters Communications.

(m) The consolidated financial statements and the related notes of the Company and its subsidiaries included in the Offering Statement and the Final Offering Circular comply in all material respects with the applicable requirements of the Securities Act and the applicable Rules and Regulations and present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with International Financial Reporting Standards (“IFRS”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary, or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular.

(n) MNP LLP (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(m), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(o) Since the date of the most recent financial statements of the Company included in the Offering Statement and the Final Offering Circular, other than as described in or contemplated by the Offering Statement or the Final Offering Circular, (A) there has not been any material change in the capital stock of the Company or any material change in the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than with respect to ordinary course tax or other payments as described in the Offering Statement and the Final Offering Circular), or any Material Adverse Effect in the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company, (B) the Company has not sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority, and (C) the Company has not entered into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, and has not incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole.

(p) The Company and its subsidiaries good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Except as described in or contemplated by the Final Offering Circular, there are no legal, governmental, or regulatory actions, suits, or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject (“Actions”), nor are there, to the Company’s knowledge, any threatened Actions, in each case, that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

(r) Except as described in the Final Offering Circular or as would not reasonably be expected to have a Material Adverse Effect, the Company (i) possesses all governmental licenses, permits, consents, orders, approvals, and other authorizations necessary to carry on its business as presently conducted, (ii) is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, or other agreement or instrument to which it is a party or by which any material part of its property is bound, and (iii) in not violation of any applicable law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries. The Company is not in violation of any provision of its organizational or governing documents.

(s) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications, or decrees of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, the issuance or sale of the Shares under this Agreement, or the consummation of the transactions contemplated by this Agreement, except for the registration or qualification of the Shares under the Securities Act, and such authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications, or decrees (i) as may be required by FINRA, (ii) as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares, (iii) as may be required by the NYSE American LLC (the “NYSE”) in connection with the listing thereon of the Shares, or (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) None of the execution of this Agreement, the issuance, offering, and sale of the Shares, or the consummation of any of the transactions contemplated hereby (i) will conflict with or result in a breach of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, or other agreement or instrument to which the Company is a party or by which any material part of its property is bound, (ii) will result in any violation of the provisions of the organizational or governing documents of the Company (as in effect on the Closing Date), or (iii) result in the violation of any applicable statute or any order, rule, or regulation applicable to the Company or of any applicable court or federal, state, or other regulatory authority or other government body having jurisdiction over the Company or any subsidiary of the Company, except, in each case, with respect to clauses (i) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(v) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement or the Final Offering Circular.

(w) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers, or contractors, except, in each case, as would not be reasonably expected to have a Material Adverse Effect.

(x) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance with all applicable federal, state, and local laws, ordinances, rules, or regulations relating to occupational health and safety (to the extent relating to exposure to Hazardous Materials (as defined below), pollution, or the protection of the environment (including ambient air, surface water, groundwater, or land), including those relating to (1) emissions, discharges, or releases of pollutants, contaminants, or hazardous or toxic substances, materials, or wastes (collectively, “Hazardous Materials”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials (“Environmental Laws”); (ii) there are no judicial or administrative agency or regulatory decrees, awards, judgments, or orders pending or, to the Company’s knowledge, threatened in writing against the Company under any Environmental Law; and (iii) the Company has not received any written notice from any governmental agency alleging any violation of or liability under any Environmental Law.

(y) The Company owns possesses, licenses, or has or can obtain other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess, or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

(z) Except as described in the Final Offering Circular or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has timely filed all federal, state, provincial, local, and foreign tax returns that are required to be filed by it through the date hereof or has received timely extensions for the filing thereof, (ii) the Company has paid all taxes due from the Company on such returns other than (1) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with IFRS or (2) any such amounts currently payable without penalty or interest, and (iii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its respective properties or assets.

(aa) Except as described in the Final Offering Circular or as would not reasonably be expected to have a Material Adverse Effect, the Company has insurance covering its properties, operations, personnel, and businesses as is customary in its industries, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and the Company (A) has not received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance and (B) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as described in the Final Offering Circular.

(bb) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company has directly or indirectly, (i) made any unlawful payment to any federal, state, local, and foreign governmental officer or official, or other person charged with similar public duties, or (ii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended,, except, in each case, with respect to clauses (i) and (2) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) The operations of the Company are and during the past five years have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company currently operates, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company is currently subject to any U.S. blocking or asset-freezing sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or knowingly indirectly (i) use the net proceeds of the Offering or (ii) lend, contribute, or otherwise make available such net proceeds to any subsidiary, joint venture partner, or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. blocking or asset-freezing sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List, except to the extent authorized by OFAC or otherwise permissible under Sanctions Regulations.

(ee) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan, and all other employee benefit plans, agreements, programs, policies, or other arrangements, whether or not subject to ERISA, that is maintained, administered, or contributed to by the Company or any of its affiliates for employees or former employees, directors, or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in compliance with its terms and the requirements of any applicable federal, state, local, and foreign laws, statutes, orders, rules, and regulations, including, but not limited to, ERISA and the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any tax, fine, lien, penalty, or liability imposed by ERISA, the Code, or other applicable law; and (iv) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(gg) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations, or the interpretations thereof by the Commission in a manner that would require registration of the Shares under the Securities Act.

(hh) At Closing, the Shares will be approved for listing on NYSE under the symbol “MDRN,” subject to notice of issuance.

(ii) Except as set forth in or contemplated by this Agreement (including in connection with any Dealer), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(jj) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described in or filed as an exhibit to the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular and is not so described or filed.

5.	Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular pursuant to Rule 253 of the Rules and Regulations and Regulation A, within the prescribed time period, and if requested will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by the Selling Agent or Dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 of the Rules and Regulations or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) of any request by the Commission for any amendments to the Offering Statement or any amendments or supplements to the Final Offering Circular or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement or the Final Offering Circular untrue in any material respect, or that requires the making of any changes in the Offering Statement or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offering Statement or exemption from registration of the Shares for offer and sale under the Securities Act. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Shares pursuant to market-making activities by the Selling Agent, the Company will use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Offering Statement or the Final Offering Circular, in each case as then amended or supplemented, would, in the reasonable judgment of counsel to the Company, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company, at any time to amend or supplement the Offering Statement or the Final Offering Circular to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request.

(e) The Company will furnish to the Selling Agent and their counsel, upon request and without charge, (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Rules and Regulations, as many copies of the Final Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(h) The Company will use its commercially reasonable efforts to ensure that the Shares are listed for trading on the NYSE upon approval of the listing application filed with NYSE.

(k) The Company will not take, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of the Shares.

(l) Provided the Company’s Common Shares are listed on NYSE, the Company will not, directly or indirectly, without the prior written consent of the Selling Agent, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Shares to be sold hereunder, (ii) the issuance of shares of capital stock upon the exercise or conversion of stock options and warrants or other securities outstanding as of the date hereof and the issuance of capital stock, capital stock equivalents, or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Final Offering Circular; (iii) the issuance of capital stock or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Final Offering Circular, or (v) the issuance of any shares of capital stock by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, provided, however that recipients of such shares of capital stock agree to be bound by the terms of the lock-up letter described in Section 8(i) hereof and the sum of the aggregate number of Common Shares so issued, on a fully diluted basis, shall not exceed 10% of the total number of Common Shares outstanding immediately following the consummation of this offering of Shares. If the Selling Agent agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

(m) The persons named in the Final Offering Circular as executive officers, directors, nominee directors and 10% stockholders represent all of the Company’s officers, directors and 10% stockholders. The Company has caused each of its executive officers, directors, nominee directors and 10% stockholders to deliver to the Selling Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(n) On or before the Qualification Date, the Company shall have retained a financial public relations firm.

6. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent hereby represents and warrants and covenants to the Company that, as of the date hereof and as of the Closing Date (or, as applicable with respect to a representation or warranty set forth in this Section 6, as of such other date as may be expressly set forth therein):

(a) The Selling Agent is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Selling Agent has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it, and to conduct its business as presently conducted, and the Selling Agent is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreement.

(b) The Selling Agent has full legal right, power, and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Selling Agent and are each a legal, valid, and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(c) The Selling Agent agrees that it has not and will not engage in any Testing-the-Waters Communications without the prior written consent of the Company.

(d) None of the Selling Agent nor any Dealer, any general partner or managing member of the Selling Agent or any Dealer, any director or executive officer of the Selling Agent or any Dealer, or any other officer of the Selling Agent or any Dealer or any such general partner or managing member participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(e) The Selling Agent and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering. The Selling Agent and each Dealer is a broker or dealer duly registered as such in any state where offers are made by the Selling Agent or such Dealer.

(f) Except for Selected Dealer Agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase, or distribution of any Shares purchased by such person.

(g) Except as otherwise consented to by the Company, the Selling Agent has not and will not use or distribute any written offering materials other than the Final Offering Circular and shall only distribute the most current Final Offering Circular as of the date of such distribution. The Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public and has not and will not make any unauthorized verbal representations or verbal representations that contradict or are inconsistent with the statements made in the most current Final Offering Circular as of the date of such verbal representations in connection with offers or sales of the Shares.

(h) The Selling Agent will comply in all material respects with the “Plan of Distribution” set forth in the Offering Statement and the Final Offering Circular, and will complete all steps necessary to permit the Selling Agent to perform its obligations under this Agreement in compliance with applicable federal and state laws, including conducting all solicitation and sales efforts in conformity with Regulation A, the Rules and Regulations, the rules of FINRA, and applicable state law.

(i) The Selling Agent will immediately bring to the attention of the Company any circumstance or fact that causes the Selling Agent to believe the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their purchase materials, may be inaccurate or misleading.

7. Expenses.

(a) The Company has agreed to pay the Selling Agent an accountable due diligence fee of $25,000, which was already paid to the Selling Agent on the signing of the initial engagement letter dated September 3, 2025 (the “Engagement Letter”). This payment shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing, and filing (as applicable) of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, and the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements, and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Final Offering Circular, and all amendments and supplements thereto, as may be reasonably requested by the Selling Agent pursuant to the terms of this Agreement for use in connection with the direct placement of the Shares and market-making activities of the Selling Agent, (iv) any filings required to be made by the Selling Agent with FINRA, and the reasonable and documented fees, disbursements, and other charges in connection therewith (other than fees of the Selling Agent’s counsel, subject to clause (vii) below), and in connection with any required review by FINRA, (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements, and other charges of counsel in connection therewith (other than fees of the Selling Agent’s counsel, subject to clause (vii) below), and the preparation and printing of preliminary, supplemental, and final Blue Sky memoranda, (vi) all reasonable and documented fees, expenses, and disbursements relating to background checks of the Company’s officers and directors by a background search firm acceptable to the Selling Agent, (vii) the reasonable and documented fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $100,000, $25,000 of which was paid upon the signing of the Engagement Letter, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (ix) fees and disbursements of the Company’s accountants incurred in delivering the letter(s) described in Section 8(e) of this Agreement, and (x) the reasonable and documented fees and expenses of the Escrow Agent. The $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

8. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder to purchase the Shares from the Company are subject to the following conditions:

(a) (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or to the knowledge of the Company, threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or to the knowledge of the Company, threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(b) (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or to the knowledge of the Company, threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or to the knowledge of the Company, threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Selling Agent and the Selling Agent did not object thereto in good faith, and the Selling Agent shall have received certificates of the Company, dated as of each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(c) Since the respective dates as of which information is given in the Offering Statement, and the Final Offering Circular, to the knowledge of the Company, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to have a Material Adverse Effect

(d) Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled, or complied with in all material respects.

(d) On the Closing Date, McMillan LLP, as U.S. and Canadian legal counsel to the Company, shall have furnished to the Selling Agent, at the request of the Company, an opinion and a negative assurance letter in form and substance reasonably acceptable to the Selling Agent.

(e) On the Closing Date, MNP, LLP shall have furnished to the Selling Agent, at the request of the Company, a letter, dated as of the Closing Date, addressed to the Selling Agent and in form and substance reasonably satisfactory to the Selling Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Statement and the Final Offering Circular.

(f) At the Closing, there shall be furnished to the Selling Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Selling Agent to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular, and that to each of such person’s knowledge:

(i) (1) As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Final Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or to the knowledge of the Company, are contemplated by the Commission.

(v) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Effect.

(g) The Shares shall have been approved for listing upon notice of issuance on the Nasdaq.

(h) The Company shall have furnished or caused to be furnished to the Selling Agent on the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions where the Company is registered or qualified to do business as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(i) The Selling Agent shall have received the lock-up letters referred to in Section 5(l) hereof substantially in the form of Exhibit B from each director, nominee director and executive officer of the Company named the Final Offering Circular.

(j) FINRA shall have issued a “no objection letter” with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

9. Indemnification.

(a) The Company shall indemnify, defend, and hold harmless the Selling Agent and each of the Dealers and each of their respective affiliates, directors, and officers and each person, if any, who controls the Selling Agent (or a Dealer, as the case may be) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”) from and against any and all losses, claims, liabilities, expenses, and damages (including any and all reasonable and documented investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)) to which any of them may become subject under the Securities Act or other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, liabilities, expenses, or damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) the omission or alleged omission to state in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense, or damage arises from the sale of the Shares in the Offering to any person or entity and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for inclusion in the Offering Statement or the Final Offering Circular or in any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in Section 9(b). The indemnification obligations under this Section 9(a) are not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(b) The Selling Agent will indemnify, defend, and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”) to the same extent as the indemnity set forth in Section 9(a) above, insofar as such losses, claims, liabilities, expenses, and damages (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) the omission or alleged omission to state in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in the Offering Statement and the Final Offering Circular constitute the only information relating to the Selling Agent Indemnified Parties furnished in writing to the Company by the Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by the Selling Agent pursuant to the terms of this Agreement (which fees shall be deemed to include any portion of the Cash Fee provided to Dealers).

(c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and documented costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed, or conditioned). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) above in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Cash Fee and other amounts received by the Selling Agent (inclusive of any amount of the Cash Fee or other amounts paid to the Dealers). The relative fault shall be determined, to the extent applicable, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Selling Agent or Dealers, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this this Section 9(d), the Selling Agent will not be required to contribute any amount in excess of the amounts received by the Selling Agent pursuant to this Agreement (inclusive of any amount of the Cash Fee or other amounts paid to the Dealers). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary in this Agreement, the applicable indemnifying party shall not be obligated to indemnify any indemnified party to the extent that any liabilities, claims, causes of action, losses, damages, penalties, fines, expenses, or damages were a result of fraud, willful misconduct, or bad faith of the indemnified party (in each case as determined by a court of competent jurisdiction in a final, non-appealable judgment).

10. Termination.

(a) The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Selling Agent: (i) Material Adverse Effect in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Selling Agent, will in the immediate future materially disrupt, the securities markets or there shall be such a Material Adverse Effect in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions, including, without limitation, as a result of terrorist activities, such as to make it, in the reasonable judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading generally on NYSE has been suspended or materially limited by NYSE or by order of the Commission, FINRA, or any other applicable governmental or regulatory authority; or (iv) a general banking moratorium has been declared by U.S. federal or New York State authorities.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without the liability of any party to any other party except as provided in Section 7 hereof.

11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or transmitted and confirmed by any standard form of telecommunication (a) if to the Company, at Modern Mining Technology Corp., 1055 West Georgia Street, 1500 Royal Centre, Vancouver, British Columbia, V6E 4N7, Canada, Attention: Chief Executive Officer, with copies to, McMillan LLP, 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, Canada, Attention: Michael Shannon, or (b) if to the Selling Agent, at the office of Digital Offering LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036, Attention: Lou Bevilacqua, Esq. Any such notice shall be effective only upon receipt.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities, and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, the Selling Agent, or any of their respective affiliates, officers, directors, or controlling person referred to in Section 9 hereof and (b) delivery of and payment for the Shares. The respective agreements, covenants, indemnities, and other statements set forth in Sections 7, 9, 10(b), 11, 12, 14, and 17 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company, and their respective successors and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Selling Agent, the Company, and their respective successors and permitted assigns and for the benefit of no other person or entity except that (i) the indemnification and contribution contained in Sections 9(a) and (d) of this Agreement shall also be for the benefit of the Selling Agent Indemnified Parties and (ii) the indemnification and contribution contained in Sections 9(b) and (d) of this Agreement shall also be for the benefit of the Company Indemnified Parties. No purchaser of Shares shall be deemed a successor because of such purchase. Neither party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

14. Governing Law Provisions.

(a) This Agreement, and the validity and interpretations of this Agreement and the terms and conditions set forth herein, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (without giving effect to any provisions relating to conflicts of laws). Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the New York courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the New York courts, and, with respect to any Related Judgment, each party waives any such immunity in the New York courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction with respect to the Offering or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby, or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company. The Selling Agent shall disclose to the Company in writing any conflict or potential conflict of interest of the Selling Agent that arises or would be expected to arise in the course of the Selling Agent’s performance of its duties hereunder or otherwise in connection with the Offering.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission, or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity, and enforceability as a manual signature.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

MODERN MINING TECHNOLOGY CORP.

By:	/s/ Kuljit Basi
Name:	Kuljit (Jeet) Basi
Title:	Chief Executive Officer

DIGITAL OFFERING LLC

By:	/s/ Gordon McBean
Name:	Gordon McBean
Title:	Chief Executive Officer

EXHIBIT A

FORM OF SELLING AGENT’S WARRANT

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Re:	Modern Mining Technology Corp. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of common shares without par value (“Common Shares”), or rights to acquire such Common Shares, of Modern Mining Technology Corp., a Province of British Columbia corporation (the “Company”), understands that Digital Offering, LLC (the “Selling Agent”), proposes to enter into an Selling Agency Agreement (the “Selling Agency Agreement”) with the Company providing for the public offering (the “Public Offering”) of Common Shares.

To induce the Selling Agent to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Selling Agent that, without the Selling Agent’s prior written consent, the undersigned will not, during the period commencing on the qualification date of the offering circular (the “Offering Circular”) and ending 180 days following the initial closing date of the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Common Shares or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Common Shares the undersigned may purchase in the Public Offering. Notwithstanding the foregoing, if the Offering is abandoned or does not close by _________ __, 202_, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

(i) the sale of Common Shares pursuant to the Selling Agency Agreement;

(ii) transactions relating to Common Shares acquired in open market transactions after the completion of the Public Offering;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Common Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of Common Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans

(iv) transfers of Common Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Common Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

(v) any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vi) (a) any distributions or transfers without consideration of Common Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Common Shares to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement; or

(vii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period.

Provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Selling Agent’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

If the undersigned is an officer or director of the Company, (i) the Selling Agent agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Selling Agent will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Selling Agent hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the Offering Statement and sell Common Shares thereunder.

The undersigned understands that the Company and the Selling Agent are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to a Selling Agency Agreement the terms of which are subject to negotiation between the Company and the Selling Agent and that there is no assurance that the Company and the Selling Agent will enter into an Selling Agency Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Selling Agent, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Selling Agency Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Selling Agency Agreement before the sale of any Common Shares pursuant to the Selling Agency Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) _________ __, 202_, in the event that the Selling Agency Agreement has not been executed by that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

For Individuals	For Entities

Name of Individual	Name of Entity

Signature of Individual	Signature of Authorized Person

________________
Date	Print Name of Authorized Person

Print Title of Authorized Person

________________
Date

[Signature page to Lock-Up Agreement]